FORM OF AWARD AGREEMENT FOR
AMERICAN STATES WATER COMPANY
2024 SHORT-TERM INCENTIVE PROGRAM

March 27, 2024

To: 2024 Short-Term Incentive Program Participants

American States Water Company (the “Company”) is pleased to inform you that you have been selected as a participant in the Company’s 2024 Short-Term Incentive Program (the “Bonus Program”). Unless otherwise defined in this award agreement, capitalized terms used in this award agreement have the same meanings as in the Bonus Program.

As a participant in the Bonus Program, you are eligible to earn two separate cash bonuses for the 2024 calendar year—an Objective Bonus and a Discretionary Bonus. Your total Target Aggregate Bonus is set forth opposite your name in the Bonus Program and is equal to the sum of the target amount of your Objective Bonus plus the target amount of your Discretionary Bonus.

Your Objective Bonus is subject to the terms of the Bonus Program, and will only become payable if all of the applicable terms and conditions of the Bonus Program are satisfied. The portion of your Target Aggregate Bonus attributable to your Objective Bonus will become payable based on the Company’s attainment of the specific Performance Targets established for the Business Criteria that have been established for you. Your applicable Business Criteria, Performance Targets (including the threshold, target and maximum Performance Targets) and Payout Percentages are set forth in Exhibit A to the Bonus Program. Please note, however, that payment of your Objective Bonus remains subject to the Compensation Committee’s discretion to reduce Objective Bonuses pursuant to Section 8 of the Bonus Program.

Your Discretionary Bonus is subject to the terms of the Bonus Program, and will only become payable if all of the applicable terms and conditions of the Bonus Program are satisfied. The portion of your Target Aggregate Bonus attributable to your Discretionary Bonus will become payable based on the Company’s assessment of your attainment of the core performance objectives for your position, and you will only be entitled to receive a Discretionary Bonus if you are determined to meet the standards established for your position. These individual performance requirements applicable to your Discretionary Bonus are referred to as your Individual Performance Measures. The Payout Percentage for your Discretionary Bonus is set forth in Exhibit A to the Bonus Program.

Any Objective Bonus or Discretionary Bonus that becomes payable to you will be paid as soon as practicable following the Compensation Committee’s determination and certification pursuant to Section 9 of the Bonus Program, but in no event later than December 31, 2025. However, any Objective Bonus or Discretionary Bonus that becomes payable to you is subject to recoupment pursuant to the Company’s Policy Regarding the Recoupment of Certain Performance-Based Compensation Payments as in effect from time to time or as otherwise may be required by law, and you agree to promptly make any reimbursement requested by the Board of Directors or the Compensation Committee pursuant to such policy with respect to any such bonuses. In addition, you agree that the Company and/or any of its affiliates may deduct from any amounts it may owe you from time to time (such as wages or other compensation) any and all amounts that you are required to reimburse the Company pursuant to such policy.

A copy of the Bonus Program is being provided to you with this award agreement. The Company advises you to read this document carefully because it is a legal document that establishes the terms and conditions of your Objective Bonus and your Discretionary Bonus. The Bonus Program is incorporated into this award agreement by reference and will control in the event there is any conflict between the terms of this award agreement and the Bonus Program, as applicable.

                        Sincerely,

                    Robert J. Sprowls
                        President and Chief Executive Officer

Accepted and Agreed:

_____________________________
[Executive]